Exhibit 14.(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149175) of  Alon Holdings Blue Square – Israel Ltd. (the "Company”), of our report dated June 30, 2011, relating to the financial statements of the Company and the effectiveness of internal control over financial reporting, which appears in this Annual Report.

Haifa, Israel	/s/ Kesselman & Kesselman
June 30, 2011	Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers
International Limited